Registration No. 33-________


      As filed with the Securities and Exchange Commission on
                         November 10, 1995


                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549

                             Form S-8

                      REGISTRATION STATEMENT

                              Under

                     The Securities Act of 1933

                    JEFFERSON-PILOT CORPORATION
         (Exact name of issuer as specified in its charter)

            North Carolina                   56-0896180
       (State of Incorporation)          (I.R.S. Employer
                                         Identification  No.)

      100 North Greene Street, Greensboro, North Carolina 27401
                 (Address of principal executive office)

                      JEFFERSON-PILOT CORPORATION
              1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                          (Full Title of Plan)

   Robert A. Reed, Vice President, Secretary, and Associate General Counsel
          100 North Greene Street, Greensboro, North Carolina 27401
                  (Name and address of agent for service)

             Telephone number of agent for service (910) 691-3375
                      Facsimile number (910) 691-3258

                 CALCULATION OF REGISTRATION FEE


Title of          Amount to be    Proposed        Proposed        Amount of
Securities         registered     maximum         maximum        registration
to be                             offering        aggregate          fee
registered                        price per       offering
                                  share           price

Jefferson-
Pilot
Corporation
common stock,
$1.25 par value     200,000       $66.3125     $13,262,500.00(1)  $4,573.28

(1) Pursuant to Rule 457(c) and (h), based on the average of the high and low prices of shares of the Registrant's common stock reported in the consolidated reporting system for November 9, 1995.

Cross Reference Sheet Showing Location
of Items Called for by Form S-8

Form S-8 Item No.             Caption in Prospectus

1.........................    Not Applicable

2.........................    Not Applicable

                              Caption in Registration Statement

3.........................    Incorporation of Documents
                              by Reference

4.........................    Description of Securities

5.........................    Interests of Named Experts
                              and Counsel

6.........................    Indemnification of Officers
                              and Directors

7.........................    Exemption from Registration
                              Claimed

8.........................    Exhibits

9.........................    Undertakings

                           PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     The following documents heretofore filed by Jefferson-Pilot Corporation (the"Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in the Registration Statement:

     (a)  The Registrant's latest annual report filed on Form 10-K;

     (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     The legality of the securities offered hereby has been passed upon by Robert A. Reed, Esq., Vice President, Secretary and Associate General Counsel of the Registrant, who holds options under an existing stock option plan of the Registrant and who participates in employee benefit plans of Registrant.

Item 6.  Indemnification of Directors and Officers.

     Sections 55-8-50 through 55-8-58 of the North
Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statutes provide that (i) a corporation must indemnify a director or officer who is wholly successful in defense of a proceeding to which the director or officer is a party because of status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer who is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets certain standards of conduct, provided when a director of officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received, the corporation may not indemnify a director or officer. A director or officer of a corporation who is a party to a proceeding may also apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and a court may order indemnification under certain circumstances set forth in the statute. A corporation may, in its articles of corporation or bylaws or by contract or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions.

     In May 1988, the shareholders of Registrant approved an amendment to the Articles of Incorporation of the Registrant eliminating the personal liability of each director of the Corporation to the fullest extent permitted by the provisions of the North Carolina
Business Corporation Act, as the same may from time to time be in effect.

     Registrant, pursuant to resolution of its Board of Directors, has agreed to indemnify the officers and directors of Registrant against any liability, to the extent permitted by law. That resolution reads as follows:

     1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including all appeals, by reason of the fact that he/she is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or as a committee member, trustee, or administrator under an employee benefit plan (all such persons hereinafter sometimes referred to as "employee"), against expenses

(including attorney's fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by such employee in connection with such action, suit or proceeding, except that no indemnification shall be made in respect of any liability or litigation expenses which such employee may incur on account of that employee's activities which were at the time taken known or believed by that employee to be clearly in conflict with the best interests of the Corporation. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the employee knew or believed the activities were clearly in conflict with the best interests of the Corporation.

     2. Any indemnification under Section 1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the employee is proper in the circumstances because the employee did not know or believe, at the time, that the activities were clearly in conflict with the best interests of the Corporation. Such determination shall be made (a) by a majority vote of directors acting at a meeting at which a quorum is present, or (b) if such a quorum is not obtainable (or even if obtainable), a majority of directors so direct, by independent legal counsel (compensated by the Corporation) in written opinion, or (c) by the affirmative vote of the holders of a majority of the shares entitled to vote in the election of directors.

     3. Expenses of each employee indemnified hereunder incurred in defending a civil, criminal, administrative, or investigative action, suit, or proceeding (including all appeals), or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors, upon receipt of an undertaking by or on behalf of the employee, to repay such amount unless it shall ultimately be determined that the employee is entitled to be indemnified by the Corporation.

     4. The indemnification provided by this Resolution shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law, any agreement, vote of shareholders, any insurance purchased by the Corporation, or otherwise, both as to action in the employee's official capacity and as to action in another capacity while holding such office, and shall continue as to an employee who has ceased to be a director, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such an employee.

     5. The Corporation may purchase and maintain insurance on behalf of any employee who is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the employee and incurred by the employee in any such capacity, or arising out of the employee's status as such, whether or not the Corporation would have the power to indemnify the employee against such liability under the provisions of this Resolution or of the North Carolina Business Corporation Act.

Item 7.  Exception from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by
                    Section 10(a)(3) of the Securities
                    Act;

              (ii)  To reflect in the prospectus any
                    facts or events arising after the
                    effective date of this Registration
                    Statement (or the most recent post-
                    effective amendment thereof) which,
                    individually, or in the aggregate,
                    represent a fundamental change in the
                    information set forth in this
                    Registration Statement (or the most
                    recent post-effective amendment
                    thereof); and

             (iii)  To include any material information
                    with respect to the plan of
                    distribution not previously disclosed
                    in the Registration Statement or any
                    material change to such information
                    in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section
15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the registrant's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report of the last fiscal year will be furnished to each such employee.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item
6, or otherwise, the Registrant has been advised that in the opinion for the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by itself is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, the State of North Carolina, on this 10th day of November, 1995.


                              Jefferson-Pilot Corporation
                                     (Registrant)

                              /s/ David A. Stonecipher
                              David A. Stonecipher,
                              President and CEO


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                  Title          Date

/s/ David A. Stonecipher  President  November 10, 1995
David A. Stonecipher      and Chief
                          Executive Officer
                          (Principal Executive Officer)



/s/ Dennis R. Glass*      Executive  November 10, 1995
Dennis R. Glass           Vice President
                          & Chief Financial Officer
                          (Principal Financial Officer)


/s/ Reggie D. Adamson*    Senior     November 10, 1995
                          Vice President -
                          Finance
                          (Principal Accounting Officer)

Thomas M. Belk, William E. Blackwell, Edwin B. Borden,
William H. Cunningham, C. Randolph Ferguson, Robert G.
Greer, George W. Henderson, III, Hugh L. McColl, Jr.,
E. S. Melvin, William Porter Payne, Donald S. Russell,
Jr., Robert H. Spilman, David A. Stonecipher, and Martha
Ann Walls, each as a Director.*

*By his signature set forth below, Robert A. Reed has signed this Registration Statement as attorney for the persons noted above, in the capacities above stated, pursuant to powers of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this Registration Statement.



Date:     November 10, 1995


                                   /s/ Robert A. Reed
                                   Robert A. Reed,
                                   Attorney-In-Fact

                         EXHIBIT INDEX

                                                       Sequentially
Exhibit No.             Description                    Numbered Page


    5          Opinion of Robert A. Reed, Esq.,
               Vice President, Secretary and
               Associate General Counsel of the
               Corporation.......................            12

   23A         Consent of McGladrey & Pullen, LLP            14

   23B         Consent of Arthur Andersen, LLP...            15

   23C         Consent of Counsel (included in
               Exhibit 5)........................            N/A

   24          Powers of Attorney for certain
               officers and directors of the
               Company...........................            16